                      SUBSCRIPTION AND INVESTMENT AGREEMENT

         This Subscription and Investment Agreement (this "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation S
("Regulation S"), promulgated by the Securities and Exchange Commission ("SEC")
under the Securities Act of 1933, as amended ("1933 Act").

         The securities subscribed to hereby have not been registered under the
1933 Act and may not be offered or sold in the United States or to U.S. persons
(as defined in Section 4(A)(i) below) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. Hedging transactions in these securities may not be conducted except in compliance with the 1933 Act.

         This Agreement has been executed by the undersigned in connection with the issuance of 14,000,000 shares of Common Stock (the "Shares") of Ener1, Inc., a Florida corporation (the "Issuer"), whose Common Stock is included for trading on the OTC Bulletin Board, and ITOCHU Corporation ("Subscriber"), a non-U.S.
person (whenever such term is used herein, it shall have the meaning given in
Regulation S)(the "Offering").

         The parties hereto agree as follows:

         1.       Agreement to Subscribe: Purchase Price.

                  A.       Subscription.  The Subscriber hereby agrees to
purchase the Shares from the Issuer.

                  B.       Form of Payment.  Subscriber shall pay the Issuer the
sum of US$3.5 million (the "Purchase Price"), in full payment of the Purchase
Price for the Shares.

         2.       Options to Purchase Additional Common Stock of Issuer.

                  A.       First Six Month  Option  Period.  For a period of six
months from the date of this Agreement, Subscriber shall have the option to purchase additional Common Stock of the Issuer totaling not more than Four
Percent (4%), in the aggregate, of the Issuer's total outstanding Common Stock, computed immediately prior to the date hereof, at the price of US$0.70 per share.

                  B.       Second  Six Month  Option  Period.  During the second
six months following the date of this Agreement, Subscriber shall have the option to purchase additional Common Stock of the Issuer totaling not more than
Three Percent (3%), in the aggregate, of the Issuer's total outstanding Common
Stock, computed immediately prior to the date hereof, at the price of US$2.50 per share.

                  C.       Terms of Option  Exercise.  The options in A and B
above may be exercised in whole or in part, at any time and from time to time, during their respective periods. All purchases under the options shall be made in accordance with purchase terms herein. The option prices shall be adjusted to account for the effect of forward or reverse splits in Issuer's stock (e.g., if the Issuer completes a reverse stock split for its Common Stock on a one-for-two basis, the option price per share for the second option period would be US$5.00 per share).

         4.       Subscriber Representations; Covenants; Share Legend; Access to
Information; Independent Investigation.

                  A.       Subscriber Representations.  Subscriber represents
and warrants to Issuer as of the date this Agreement is executed by Subscriber, as follows:

                           (i)      Subscriber is not a U.S. person (whenever
         such term is used herein, it shall have the meaning given in Regulation
         S).

                           (ii)     At the time Subscriber executed and
         delivered this Agreement, Subscriber was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement.

                           (iii)    Subscriber is acquiring the Shares for its
         own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

                           (iv)     All offering documents received by
         Subscriber have included statements to the effect that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S.
         person (other than distributors as defined in Regulation S) during the period commencing on the date of the closing of the Offering of the
         Shares and ending one year thereafter, unless adjusted as hereinafter provided (the "Restricted Period") unless the Shares are registered under the 1933 Act or an exemption from the registration requirements is available.

                           (v)      Subscriber acknowledges that the purchase of
         the Shares involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Shares, including the total loss of its investment.

                           (vi)     Subscriber is sufficiently experienced in
         financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

                           (vii)    In evaluating its investment, Subscriber has
         consulted its own investment and/or legal and/or tax advisors.

                           (viii)   Subscriber acknowledges that, in the view of
         the SEC, the statutory exemption claimed for this transaction would not be present if the offering of Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Subscriber is acquiring the
         Shares for investment purposes and has no present intention to sell the
         Shares in the United States or to a U.S. person or for the account or benefit of a U.S. person either now or promptly after the expiration of the Restricted Period.

                           (ix)     Subscriber is not an underwriter of, or
         dealer in, the Shares; and Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

                           (x)      If Subscriber is purchasing the Shares
         subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

                           (xi)    (a)      Subscriber is a corporation
         organized and existing, and in good standing under, the laws of
         [Japan], and that it has full and unrestricted authority to enter into this Agreement and to perform its obligations hereunder.

                                    (b)     The execution, delivery and
         performance of this Agreement by Subscriber will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which Subscriber is a party or by which Subscriber or any of its assets are bound.

                                    (c)     This Agreement has been duly and
         validly executed and delivered by Subscriber and is binding upon and enforceable against Subscriber in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         The foregoing representations and warranties are true and accurate as of the date hereof, and shall be true and accurate as of the date of the acceptance by the Issuer of Subscriber's subscription. Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and undertakings of
Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.

                  B.       Subscriber Covenants.      Subscriber covenants as
follows:

                           (i)      Subscriber hereby agrees that all offers and
sales of the Shares prior to the expiration of the Restricted Period shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration.

                           (ii)     Subscriber will not engage in any hedging
transactions as precluded by Regulation S under the Act.

                  C.       Share Legend.  The parties hereto agree that the
Shares shall contain the following legend on the face of the certificates evidencing the Shares:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION
        OF ANY STATE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO A
        SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE
        SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE
        UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN
        REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE
        REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO
        AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE
        ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR
        OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM
        THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS
        INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE
        WITH THE ACT."

                  D.       Registration Under Section 12(g) of the Securities
Exchange Act of 1934. Subscriber acknowledges that Issuer's Common Stock is registered  under Section 12(g) of the Securities  Exchange Act of 1934 (the
"1934 Act") and, it is currently obligated to file periodic reports with the SEC pursuant to the 1934 Act.

                  E.       Independent Investigation; Access. Subscriber
acknowledges that Subscriber, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and
Subscriber's representatives, if any, and Subscriber and such representatives, if any, have been given access and the opportunity, prior to any sale to it, to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Issuer and materials relating to the offer and sale of the Shares which have been requested. Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

                  F.       No Government Recommendation or Approval.  Subscriber
understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Subscribers, or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

         5.       Issuer Representations.

                  A.       Issuer Representations.  Issuer represents and
warrants to Subscriber as of the date this Agreement is executed by Issuer, as follows:

                           (i)      Offshore Transaction.  The Issuer has not
         offered the Shares to any person in the United States or to any U.S.
         person or for the account or benefit of any U.S. person.

                           (ii)     No Directed  Selling  Efforts.  In regard to
         this transaction, the Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S, nor has the Issuer conducted any general solicitation relating to the offer and sale of the Shares to persons resident within the United States or elsewhere.

                           (iii)    Intellectual Property.  To the best of its
         knowledge, the Issuer owns or possesses sufficient title and ownership to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Issuer bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Issuer has not received any communications alleging that the Issuer has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.
         The Issuer is not aware that any of its employees is obligated under any contract (including license, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the
         Issuer or that would conflict with the Issuer's business. Neither the execution or delivery of this Agreement, nor the carrying on of the
         Issuer's business by the employees of the Issuer, nor the conduct of the Issuer's business as proposed, will, to the Issuer's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Issuer does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Issuer.

                           (iv)     Securities Filings.  The Annual Report filed
         pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         (the "1934 Act") for the fiscal  year ended  December  31,  2002 (the
         "Form  10-KSB") is accurate in all material respects and does not omit any material matters that are required to be reported pursuant to the
         1934 Act. There has been no material adverse change in the information contained in the Form 10-KSB that was not reported in the Form 10-QSB filed for the quarter ended March 31, 2003.

                           (v)      Qualification  of Offering.  Subject to the
         accuracy of the representations of Subscriber made in Section 4 above, the Offering qualifies as an exempt transaction pursuant to Regulation
         S.

                           (vi)     Litigation.  There is no action, suit,
         proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its subsidiaries or affiliates that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that would result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Issuer, financially or otherwise, or any material change in the current equity ownership of the Issuer, nor is the Issuer aware that there is any basis for the foregoing.

                           (vii)    Financial Statements.  The audited financial
         statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2002 (the
         "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and fairly present the financial condition and operating results of the Issuer for the period indicated. Except as otherwise set forth in the Financial Statements, the Issuer had, as of the date of the Financial Statements no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business.

                           (viii)   Title to Property and Assets.  The Issuer
         owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the
         Issuer's ownership or use of such property or assets and the security interests held by BZINFIN SA and Meliorbanca S.p.A. with respect to equipment and pending patents, as to which the Subscriber acknowledges that it has been informed. With respect to the property and assets it leases, the Issuer is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                           (ix)    (a)      Issuer is a corporation organized
         and existing, and in good standing under, the laws of [the State of
         Florida, United States of America], and that it has full and unrestricted authority to enter into this Agreement and to perform its obligations hereunder.

                                    (b)     The execution, delivery and
         performance of this Agreement by Issuer will not result in any breach or violation of any contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which Issuer is a party or by which
         Issuer or any of its assets are bound.

                                    (c)     This Agreement has been duly and
         validly executed and delivered by Issuer and is binding upon and enforceable against Issuer in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

                           (x)      The results of bending test MoO3 films
(395µthickness) shown to the delegation of Subscriber on June 29, 2003 were processed and produced using the Vapor High Density Vacuum Condensation -
Solidification Process at ENER1 laboratory in Ukraine, and such process is detailed in the attached EXHIBIT A.

         6.       Expiration of  Restricted  Period.  The transaction
restriction in connection with this offshore offer and sale restrict the
Subscriber from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a one-year period. In the event that multiple subscriptions are accepted by the Issuer, each separate subscription agreement shall be deemed to be a separate offering under Regulation S, and the restrictive period shall begin for each transaction separately on the date payment is made for that specific transaction. Upon the expiration of the
Restricted Period, upon the request of Subscriber combined with the return of the stock certificates representing the Shares, the Issuer shall re-issue the certificates without the restrictive legend and promptly deliver the same to
Subscriber.

         7.       Registration of Shares.  If prior to the expiration of the
Restricted Period, the Issuer undertakes to either (a) register any shares of the Issuer's equity securities under applicable securities laws of the United
States; or (b) re-list its securities on any publicly traded market in the
United States, the Issuer shall, at Issuer's expense, take all actions necessary to include with such registration or to separately register pursuant to the 1933
Act the Shares purchased by Subscriber hereunder, prior to undertaking such action.

         8.       Exemption; Reliance on Representations.  Subscriber
understands that the issuance of the Shares is not being registered under the
1933 Act, and that the Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

         9.       Stock Delivery Instructions.  The Shares shall be delivered to the Subscriber promptly following acceptance of this Agreement by the Issuer (as acknowledged by signature below) and payment of the consideration required by this subscription agreement.

         10.      Entire Agreement.  This Agreement constitutes the entire
agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

                      [Remainder of this page left blank.]

         Whereas, the parties have caused their duly authorized representatives to execute this Agreement as of the date provided below.

         Dated this 25th day of July 2003

                                                     ITOCHU Corporation
                                                     Subscriber

                                                     By:
                                                     Name:    ______________________________
                                                     Title:   ______________________________

         Accepted this 25th day of July 2003

                                                     ENER1, INC.
                                                     Issuer

                                                     By:
                                                     Name:    ______________________________
                                                     Title:   ______________________________